Exhibit 4.4

Consolidated financial statements

INMET MINING CORPORATION

Consolidated statements of financial position

(Unaudited)

		June 30,	December 31,	December 31,
(thousands of US dollars)	Note reference	2012	2011(1)	2010(1)

Assets
Current assets:
Cash and short term investments	4	$2,733,063	$1,048,457	$316,045
Restricted cash	5	920	784	597
Accounts receivable		114,071	101,867	115,628
Inventories		91,562	87,654	69,860
Current portion of held to maturity investments		94,919	175,921	52,201
Assets held for sale		—	—	308,935
		3,034,535	1,414,683	863,266
Restricted cash	5	74,205	69,538	67,831
Property, plant and equipment		2,095,075	1,772,766	1,680,858
Investments in equity securities		2,706	3,060	2,608
Held to maturity investments		448,025	427,727	308,483
Deferred income tax assets		1,574	317	8,444
Other assets		1,511	1,380	2,261
Total assets		$5,657,631	$3,689,471	$2,933,751

Liabilities
Current liabilities:
Accounts payable and accrued liabilities		$237,618	$138,596	$132,009
Provisions		13,894	13,087	17,106
Liabilities associated with assets held for sale		—	—	108,338
		251,512	151,683	257,453
Long-term debt	6	1,463,268	16,581	16,091
Provisions		178,803	170,025	157,235
Other liabilities		17,242	17,156	17,541
Deferred income tax liabilities		56,487	28,351	12,127
Total liabilities		1,967,312	383,796	460,447

Commitments and contingencies	15

Equity
Share capital		1,541,773	1,541,324	1,054,927
Contributed surplus		64,725	64,629	64,028
Share based compensation	7	17,964	8,256	6,334
Retained earnings		2,039,382	1,851,010	1,527,342
Accumulated other comprehensive loss	8	(146,899)	(159,544)	(179,327)
Total equity attributable to Inmet equity holders		3,516,945	3,305,675	2,473,304
Non-controlling interest	9	173,374	—	—
Total equity		3,690,319	3,305,675	2,473,304
Total liabilities and equity		$5,657,631	3,689,471	$2,933,751

(1) refer to note 3 for effect of change in presentation currency to the US dollar.

(See accompanying notes)

INMET MINING CORPORATION

Segmented statements of financial position

(Unaudited)

						DISCONTINUED
	CORPORATE &		LAS		COBRE	OPERATIONS -
2012 As at June 30	OTHER	ÇAYELI	CRUCES	PYHÄSALMI	PANAMA	OK TEDI	TOTAL
						(Papua New
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)	Guinea)

Assets
Cash and short-term investments	$2,390,279	$51,822	$165,880	$43,358	$81,724	$—	$2,733,063
Other current assets	102,860	60,496	89,847	46,115	2,154	—	301,472
Restricted cash	19,312	—	53,343	1,550	—	—	74,205
Property, plant and equipment	2,284	132,631	833,601	65,468	1,061,091	—	2,095,075
Investments in equity securities	2,706	—	—	—	—	—	2,706
Held to maturity investments	347,583	100,442	—	—	—	—	448,025
Other non-current assets	1,387	1,698	—	—	—	—	3,085
	$2,866,411	$347,089	$1,142,671	$156,491	$1,144,969	$—	$5,657,631

Liabilities
Current liabilities	$37,506	$36,257	$60,693	$18,593	$98,463	$—	$251,512
Long-term debt	1,463,268	—	—	—	—	—	1,463,268
Provisions	70,181	18,878	59,760	29,984	—	—	178,803
Other liabilities	664	—	16,578	—	—	—	17,242
Deferred income tax liabilities	—	—	45,491	10,996	—	—	56,487
	$1,571,619	$55,135	$182,522	$59,573	$98,463	$—	$1,967,312

						DISCONTINUED
	CORPORATE &		LAS		COBRE	OPERATIONS -
2011 As at December 31	OTHER	ÇAYELI	CRUCES	PYHÄSALMI	PANAMA	OK TEDI	TOTAL
						(Papua New
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)	Guinea)

Assets
Cash and short-term investments	$711,427	$133,215	$131,799	$46,109	$25,907	$—	$1,048,457
Other current assets	183,715	44,728	83,926	51,893	1,964	—	366,226
Restricted cash	16,306	—	51,667	1,565	—	—	69,538
Property, plant and equipment	1,196	137,736	869,308	66,103	698,423	—	1,772,766
Investments in equity securities	3,060	—	—	—	—	—	3,060
Held to maturity investments	348,022	79,705	—	—	—	—	427,727
Other non-current assets	1,262	435	—	—	—	—	1,697
	$1,264,988	$395,819	$1,136,700	$165,670	$726,294	$—	$3,689,471

Liabilities
Current liabilities	$21,305	$41,460	$53,152	$16,418	$19,348	$—	$151,683
Long-term debt	16,581	—	—	—	—	—	16,581
Provisions	68,823	17,450	53,857	29,895	—	—	170,025
Other liabilities	655	—	16,501	—	—	—	17,156
Deferred income tax liabilities	—	—	17,095	11,256	—	—	28,351
	$107,364	$58,910	$140,605	$57,569	$19,348	$—	$383,796

						DISCONTINUED
	CORPORATE &		LAS		COBRE	OPERATIONS -
2010 As at December 31	OTHER	ÇAYELI	CRUCES	PYHÄSALMI	PANAMA	OK TEDI	TOTAL
						(Papua New
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)	Guinea)

Assets
Cash and short-term investments	$51,493	$104,324	$57,961	$93,970	$8,297	$—	$316,045
Other current assets	58,851	57,084	57,708	64,088	664	308,826	547,221
Restricted cash	16,368	—	49,883	1,580	—	—	67,831
Property, plant and equipment	754	147,799	911,496	64,854	555,955	—	1,680,858
Investments in equity securities	2,608	—	—	—	—	—	2,608
Held to maturity investments	245,680	62,803	—	—	—	—	308,483
Other non-current assets	922	5,571	4,212	—	—	—	10,705
	$376,676	$377,581	$1,081,260	$224,492	$564,916	$308,826	$2,933,751

Liabilities
Current liabilities	$29,322	$38,393	$45,718	$27,994	$7,688	$108,338	$257,453
Long-term debt	16,091	—	—	—	—	—	16,091
Provisions	55,707	20,920	54,644	25,964	—	—	157,235
Other liabilities	655	—	16,886	—	—	—	17,541
Deferred income tax liabilities	171	—	—	11,956	—	—	12,127
	$101,946	$59,313	$117,248	$65,914	$7,688	$108,338	$460,447

INMET MINING CORPORATION

Consolidated statements of changes in equity

(unaudited)

	Attributable to Inmet equity holders
						Accumulated
						other
						comprehensive
	Note		Retained	Contributed	Share based	income (loss)		Non-controlling
(thousands of US dollars)	Reference	Share Capital	earnings	surplus	compensation	(note 7)	Total	interest	Total equity
Balance as at December 31, 2010(1)		$1,054,927	$1,527,342	$64,028	$6,334	$(179,327)	$2,473,304	—	$2,473,304
Comprehensive income		—	192,569	—	—	41,793	234,362	—	234,362
Equity settled share-based compensation plans		—	—	292	(1,087)	—	(795)	—	(795)
Dividends		—	(6,713)	—	—	—	(6,713)	—	(6,713)
Issuance of share capital		486,199	—	—	—	—	486,199	—	486,199
Balance as at June 30, 2011(1)		$1,541,126	$1,713,198	$64,320	$5,247	$(137,534)	$3,186,357	$—	$3,186,357
Comprehensive income		—	144,531	—	—	(22,010)	122,521	—	122,521
Equity settled share-based compensation plans		198	—	309	3,009	—	3,516	—	3,516
Dividends		—	(6,719)	—	—	—	(6,719)	—	(6,719)
Balance as at December 31, 2011(1)		$1,541,324	$1,851,010	$64,629	$8,256	$(159,544)	$3,305,675	$—	$3,305,675
Comprehensive income (loss)		—	187,539	—	—	6,872	194,411	5,715	200,126
Equity settled share-based compensation plans		449	—	96	9,708	—	10,253	—	10,253
Dividends on common shares		—	(6,759)	—	—	—	(6,759)	—	(6,759)
Equity funding from non-controlling shareholder		—	—	—	—	—	—	20,000	20,000
Sale of 20 percent interest in Cobre Panama	9	—	7,592	—	—	5,773	13,365	147,659	161,024
Balance as at June 30, 2012		$1,541,773	$2,039,382	$64,725	$17,964	$(146,899)	$3,516,945	$173,374	$3,690,319

(1) refer to note 3 for effect of change in presentation currency to the US dollar.

(See accompanying notes)

INMET MINING CORPORATION

Consolidated statements of earnings

(unaudited)

		Three Months Ended June 30		Six Months Ended June 30
(thousands of US dollars except per share amounts)	Note reference	2012	2011(1)	2012	2011(1)

Gross sales		$251,395	$214,894	$536,922	$461,085
Smelter processing charges and freight		(28,480)	(32,793)	(57,818)	(63,374)
Cost of sales (excluding depreciation)		(84,634)	(71,302)	(164,258)	(147,935)
Depreciation		(29,193)	(25,802)	(59,260)	(51,982)
Earnings from operations		109,088	84,997	255,586	197,794

Corporate development and exploration		(10,290)	(4,417)	(19,091)	(17,401)
General and administration		(15,899)	(7,995)	(25,644)	(16,150)
Investment and other income	10	45,103	4,581	38,840	(1,009)
Finance costs	11	(2,379)	(2,310)	(4,975)	(4,567)
Income before taxation		125,623	74,856	244,716	158,667
Income tax expense	12	(31,444)	(20,588)	(57,456)	(46,884)
Income from continuing operations		$94,179	$54,268	$187,260	$111,783
Income from discontinued operation (net of taxes)		—	—	—	80,786
Net income		$94,179	$54,268	$187,260	$192,569

Net income attributable to:
Inmet equity holders		$94,458	$54,268	$187,539	$192,569
Non-controlling interest		(279)	—	(279)	—
		$94,179	$54,268	$187,260	$192,569

Earnings per common share	13
Income from continuing operations
Basic		$1.36	$0.83	$2.70	$1.76
Diluted		$1.35	$0.83	$2.69	$1.75
Income from discontinued operation
Basic		—	—	—	$1.27
Diluted		—	—	—	$1.27
Net income
Basic		$1.36	$0.83	$2.70	$3.03
Diluted		$1.35	$0.83	$2.69	$3.02

(1) refer to note 3 for effect of change in presentation currency to the US dollar.

(See accompanying notes)

INMET MINING CORPORATION

Segmented statements of earnings

(unaudited)

	CORPORATE				COBRE	DISCONTINUED
2012 For the six months ended June 30	& OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	OPERATIONS - OK TEDI	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)	(Papua New Guinea)

Gross sales	$—	$189,533	$238,245	$109,144	$—	$—	$536,922
Smelter processing charges and freight	—	(35,544)	(845)	(21,429)	—	—	(57,818)
Cost of sales (excluding depreciation)	(4,148)	(51,157)	(78,653)	(30,300)	—	—	(164,258)
Depreciation	—	(12,628)	(42,025)	(4,607)	—	—	(59,260)
Earnings from operations	(4,148)	90,204	116,722	52,808	—	—	255,586

Corporate development and exploration	(10,889)	(769)	(1,560)	(2,282)	(3,591)	—	(19,091)
General and administration	(25,644)	—	—	—	—	—	(25,644)
Investment and other income	36,927	(1,033)	2,083	756	107	—	38,840
Finance costs	(1,634)	(570)	(2,410)	(361)	—	—	(4,975)
Income tax expense	(722)	(17,368)	(28,451)	(10,915)	—	—	(57,456)
Net income (loss)	$(6,110)	$70,464	$86,384	$40,006	$(3,484)	$—	$187,260

	CORPORATE				COBRE	DISCONTINUED
2011 For the six months ended June 30	& OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	OPERATIONS - OK TEDI	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)	(Papua New Guinea)

Gross sales	$—	$175,130	$164,219	$121,736	$—	$—	$461,085
Smelter processing charges and freight	—	(35,092)	(461)	(27,821)	—	—	(63,374)
Cost of sales (excluding depreciation)	—	(46,125)	(75,759)	(26,051)	—	—	(147,935)
Depreciation	—	(9,928)	(37,604)	(4,450)	—	—	(51,982)
Earnings from operations	—	83,985	50,395	63,414	—	—	197,794

Corporate development and exploration	(12,725)	(901)	(5)	(1,612)	(2,158)	—	(17,401)
General and administration	(16,150)	—	—	—	—	—	(16,150)
Investment and other income	(3,443)	2,263	87	194	(110)	—	(1,009)
Finance costs	(1,843)	(281)	(2,011)	(432)	—	—	(4,567)
Income tax expense	(484)	(22,842)	(9,618)	(13,940)	—	—	(46,884)
Net income (loss) from continuing operations	$(34,645)	$62,224	$38,848	$47,624	$(2,268)	$—	$111,783

Income from discontinued operation (net of taxes)	—	—	—	—	—	80,786	80,786

Net income (loss)	$(34,645)	$62,224	$38,848	$47,624	$(2,268)	$80,786	$192,569

INMET MINING CORPORATION

Segmented statements of earnings

(unaudited)

	CORPORATE				COBRE
2012 For the three months ended June 30	& OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)

Gross sales	$—	$66,162	$127,863	$57,370	$—	$251,395
Smelter processing charges and freight	—	(14,075)	(550)	(13,855)	—	(28,480)
Cost of sales (excluding depreciation)	(6,895)	(22,519)	(40,653)	(14,567)	—	(84,634)
Depreciation	—	(5,366)	(21,557)	(2,270)	—	(29,193)
Earnings from operations	(6,895)	24,202	65,103	26,678	—	109,088

Corporate development and exploration	(5,368)	(388)	(642)	(1,507)	(2,385)	(10,290)
General and administration	(15,899)	—	—	—	—	(15,899)
Investment and other income	41,066	820	2,191	919	107	45,103
Finance costs	(820)	(233)	(1,147)	(179)	—	(2,379)
Income tax expense	(586)	(7,888)	(17,238)	(5,732)	—	(31,444)
Net income (loss)	$11,498	$16,513	$48,267	$20,179	$(2,278)	$94,179

	CORPORATE				COBRE
2011 For the three months ended June 30	& OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)

Gross sales	$—	$79,226	$76,282	$59,386	$—	$214,894
Smelter processing charges and freight	—	(17,767)	(201)	(14,825)	—	(32,793)
Cost of sales (excluding depreciation)	—	(22,443)	(36,618)	(12,241)	—	(71,302)
Depreciation	—	(4,868)	(18,670)	(2,264)	—	(25,802)
Earnings from operations	—	34,148	20,793	30,056	—	84,997

Corporate development and exploration	(3,073)	(439)	—	(905)	—	(4,417)
General and administration	(7,995)	—	—	—	—	(7,995)
Investment and other income	3,331	1,439	(153)	74	(110)	4,581
Finance costs	(932)	(138)	(1,020)	(220)	—	(2,310)
Income tax expense	(287)	(11,556)	(2,360)	(6,385)	—	(20,588)
Net income (loss)	$(8,956)	$23,454	$17,260	$22,620	$(110)	$54,268

INMET MINING CORPORATION

Consolidated statements of comprehensive income

(unaudited)

		Three Months Ended June 30		Six Months Ended June 30
(thousands of US dollars)	Note reference	2012	2011(1)	2012	2011(1)

Net income		$94,179	$54,268	$187,260	$192,569

Other comprehensive income for the period:
Continuing operations
Changes in fair value of investments		(509)	(2,029)	(409)	(2,552)
Currency translation adjustments		19,978	11,103	13,271	28,488
Income tax recovery related to investments - other comprehensive income		2	(72)	4	3
		19,471	9,002	12,866	25,939
Other comprehensive income from discontinued operation (net of		—	—	—	15,854

Comprehensive income		$113,650	$63,270	$200,126	$234,362

Comprehensive income (loss) attributable to:
Inmet equity holders		$107,935	$63,270	$194,411	$234,362
Non-controlling interests		5,715	—	5,715	—
		$113,650	$63,270	$200,126	$234,362

(1) refer to note 3 for effect of change in presentation currency to the US dollar.

(See accompanying notes)

INMET MINING CORPORATION

Consolidated statements of cash flows

(unaudited)

		Three Months Ended June 30		Six Months Ended June 30
(thousands of US dollars)	Note reference	2012	2011(1)	2012	2011(1)

Cash provided by (used in) operating activities(1)

Net income from continuing operations		$94,179	$54,268	$187,260	$111,783
Add (deduct) items not affecting cash:
Depreciation		29,193	25,802	59,260	51,982
Deferred income taxes		15,105	2,305	27,058	10,428
Accretion expense on provisions and capital leases		1,942	1,860	4,105	3,691
Change in asset retirement obligations at closed sites		6,895	—	4,148	—
Foreign exchange loss		2,260	524	9,660	4,614
Other		9,125	(2,513)	11,036	(2,917)
Settlement of asset retirement obligations		(1,255)	(1,728)	(2,137)	(3,341)
Net change in non-cash working capital	14	18,889	9,459	(9,545)	28,155
		176,333	89,977	290,845	204,395

Cash provided by (used in) investing activities

Purchase of property, plant and equipment		(192,050)	(50,154)	(274,658)	(89,589)
Acquisition of held to maturity investments		(52,970)	(21,936)	(54,094)	(288,632)
Maturing of held to maturity investments		78,276	35,114	125,652	42,859
Funding received under Cobre Panama option agreement		—	4,694	—	8,512
Sale of 20 percent interest in Cobre Panama	9	160,952	—	160,952	—
Purchase of equity securities		—	(624)	—	(4,006)
Sale (purchase) of short-term investments, net		—	(24,126)	258,459	(17,079)
Other		—	2,615	—	2,737
		(5,792)	(54,417)	216,311	(345,198)

Cash provided by (used in) financing activities

Issuance of common shares		—	486,199	—	486,199
Long-term debt borrowing, net of transaction costs	6	1,429,031	—	1,429,031	—
Dividends on common shares		(6,759)	(6,713)	(6,759)	(6,713)
Financial assurance payments		(150)	—	(5,059)	—
Funding by non-controlling shareholder		20,000	—	20,000	—
Other		(853)	(846)	(1,330)	(3,592)
		1,441,269	478,640	1,435,883	475,894

Foreign exchange on cash held in foreign currencies		(1,263)	730	26	3,770

Cash provided by discontinued operation		—	—	—	297,220

Increase in cash:		1,610,547	514,930	1,943,065	636,081
Cash:
Beginning of period		1,122,516	430,132	789,998	308,981
End of period		$2,733,063	$945,062	$2,733,063	$945,062
Short term investments		—	24,126	—	24,126

Cash and short-term investments		$2,733,063	$969,188	$2,733,063	$969,188

(See accompanying notes)

(1) Supplementary cash flow information:

Cash interest paid	$—	$—	$532	$544
Cash taxes paid	$24,432	$24,218	$37,759	$41,170

(1) refer to note 3 for effect of change in presentation currency to the US dollar.

(See accompanying notes)

INMET MINING CORPORATION

Segmented statements of cash flows

(unaudited)

	CORPORATE &				COBRE
2012 For the six months ended June 30	OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)
Cash provided by (used in) operating activities
Before net change in non-cash working capital	$12,598	$85,663	$159,295	$45,160	$(2,326)	$300,390
Net change in non-cash working capital	593	(23,546)	5,755	7,653	—	(9,545)
	13,191	62,117	165,050	52,813	(2,326)	290,845
Cash provided by (used in) investing activities
Purchase of property, plant and equipment	(1,491)	(5,239)	(13,200)	(4,575)	(250,153)	(274,658)
Acquisition of held to maturity investments	(35,142)	(18,952)	—	—	—	(54,094)
Maturing of held to maturity investments	125,652	—	—	—	—	125,652
Funding received under Cobre Panama option agreement	—	—	—	—	160,952	160,952
Sale of short-term investments	258,459	—	—	—	—	258,459
	347,478	(24,191)	(13,200)	(4,575)	(89,201)	216,311

Cash provided by (used in) financing activities	1,419,339	—	(3,527)	—	20,071	1,435,883

Foreign exchange on cash held in foreign currencies	(1,067)	(1,096)	(458)	(1,925)	4,572	26

Intergroup funding (distributions)	158,370	(118,223)	(113,784)	(49,064)	122,701	—
Increase (decrease) in cash	1,937,311	(81,393)	34,081	(2,751)	55,817	1,943,065
Cash:
Beginning of year	452,968	133,215	131,799	46,109	25,907	789,998
End of period	2,390,279	51,822	165,880	43,358	81,724	2,733,063
Short term investments	—	—	—	—	—	—
Cash and short-term investments	$2,390,279	$51,822	$165,880	$43,358	$81,724	$2,733,063

	CORPORATE				COBRE
2011 For the six months ended June 30	& OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)
Cash provided by (used in) operating activities
Before net change in non-cash working capital	$(38,454)	$73,541	$90,801	$52,620	$(2,268)	$176,240
Net change in non-cash working capital	(6,582)	15,002	4,828	14,907	—	28,155
	(45,036)	88,543	95,629	67,527	(2,268)	204,395
Cash provided by (used in) investing activities
Purchase of property, plant and equipment	(364)	(7,418)	(32,974)	(2,698)	(46,135)	(89,589)
Acquisition of held to maturity investments	(274,237)	(14,395)	—	—	—	(288,632)
Maturing of held to maturity investments	42,859	—	—	—	—	42,859
Funding received under Cobre Panama option agreement	—	—	—	—	8,512	8,512
Purchase of equity investments	(4,006)	—	—	—	—	(4,006)
Sale (purchase) of short-term investments, net	(24,126)	—	7,047	—	—	(17,079)
Other	2,258	479	—	—	—	2,737
	(257,616)	(21,334)	(25,927)	(2,698)	(37,623)	(345,198)

Cash provided by (used in) financing activities	479,492	—	(3,598)	—	—	475,894

Foreign exchange on cash held in foreign currencies	—	(3,832)	3,837	4,063	(298)	3,770

Cash provided by discontinued operation	297,220	—	—	—	—	297,220

Intergroup funding (distributions)	147,992	(95,550)	(28,156)	(70,970)	46,684	—
Increase (decrease) in cash	622,052	(32,173)	41,785	(2,078)	6,495	636,081
Cash:
Beginning of year	51,493	104,324	50,897	93,970	8,297	308,981
End of period	673,545	72,151	92,682	91,892	14,792	945,062
Short term investments	24,126	—	—	—	—	24,126
Cash and short-term investments	$697,671	$72,151	$92,682	$91,892	$14,792	$969,188

INMET MINING CORPORATION

Segmented statements of cash flows

(unaudited)

	CORPORATE &				COBRE
2012 For the three months ended June 30	OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)
Cash provided by (used in) operating activities
Before net change in non-cash working capital	$25,990	$20,603	$87,989	$22,732	$130	$157,444
Net change in non-cash working capital	3,651	11,670	(428)	3,996	—	18,889
	29,641	32,273	87,561	26,728	130	176,333
Cash provided by (used in) investing activities
Purchase of property, plant and equipment	(922)	(2,989)	(7,215)	(2,191)	(178,733)	(192,050)
Acquisition of held to maturity investments	(34,462)	(18,508)	—	—	—	(52,970)
Maturing of held to maturity investments	78,276	—	—	—	—	78,276
Sale of 20 percent interest in Cobre Panama	—	—	—	—	160,952	160,952
	42,892	(21,497)	(7,215)	(2,191)	(17,781)	(5,792)

Cash provided by (used in) financing activities	1,422,003	—	(805)	—	20,071	1,441,269

Foreign exchange on cash held in foreign currencies	(3,236)	1,283	(1,128)	(2,627)	4,445	(1,263)

Intergroup funding (distributions)	161,662	(118,336)	(11,864)	(45,102)	13,640	—
Increase (decrease) in cash	1,652,962	(106,277)	66,549	(23,192)	20,505	1,610,547
Cash:
Beginning of period	737,317	158,099	99,331	66,550	61,219	1,122,516
End of period	2,390,279	51,822	165,880	43,358	81,724	2,733,063
Short term investments	—	—	—	—	—	—
Cash and short-term investments	$2,390,279	$51,822	$165,880	$43,358	$81,724	$2,733,063

	CORPORATE &				COBRE
2011 For the three months ended June 30	OTHER	ÇAYELI	LAS CRUCES	PYHÄSALMI	PANAMA	TOTAL
(thousands of US dollars)		(Turkey)	(Spain)	(Finland)	(Panama)
Cash provided by (used in) operating activities
Before net change in non-cash working capital	$(12,913)	$28,150	$40,199	$25,192	$(110)	$80,518
Net change in non-cash working capital	(1,895)	8,112	(425)	3,667	—	9,459
	(14,808)	36,262	39,774	28,859	(110)	89,977
Cash provided by (used in) investing activities
Purchase of property, plant and equipment	(188)	(5,078)	(18,612)	(2,383)	(23,893)	(50,154)
Acquisition of held to maturity investments	(8,002)	(13,934)	—	—	—	(21,936)
Maturing of held to maturity investments	35,114	—	—	—	—	35,114
Funding received under Cobre Panama option agreement	—	—	—	—	4,694	4,694
Purchase of equity investments	(624)	—	—	—	—	(624)
Purchase of short-term investments	(24,126)	—	—	—	—	(24,126)
Other	2,136	479	—	—	—	2,615
	4,310	(18,533)	(18,612)	(2,383)	(19,199)	(54,417)

Cash provided by (used in) financing activities	479,358	—	(718)	—	—	478,640

Foreign exchange on cash held in foreign currencies	—	(423)	1,481	(120)	(208)	730

Intergroup funding (distributions)	152,237	(95,474)	(14,030)	(72,819)	30,086	—
Increase (decrease) in cash	621,097	(78,168)	7,895	(46,463)	10,569	514,930
Cash:
Beginning of period	52,449	150,318	84,787	138,355	4,223	430,132
End of period	673,546	72,150	92,682	91,892	14,792	945,062
Short term investments	24,126	—	—	—	—	24,126
Cash and short-term investments	$697,672	$72,150	$92,682	$91,892	$14,792	$969,188

Notes to the consolidated financial statements

1.                  Corporate information

Inmet Mining Corporation is a publicly traded corporation listed on the Toronto stock exchange. Our registered and head office is 330 Bay Street, Suite 1000, Toronto Canada. Our principal activities are the exploration, development and mining of base metals.

2.                  Basis of presentation and statement of compliance

We prepared these interim consolidated financial statements using the same accounting policies and methods as those described in our consolidated financial statements for the year ended December 31, 2011, except as described in note 3. These interim financial statements are in compliance with International Accounting Standard 34, Interim Financial Reporting (IAS 34). Accordingly, certain information and disclosure normally included in annual financial statements prepared in accordance with International Financial Reporting Standards have been omitted or condensed. The preparation of financial statements in accordance with IAS 34 requires us to use certain critical accounting estimates and requires us to exercise judgement in applying our accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, have been set out in note 4 to our consolidated financial statements for the year ended December 31, 2011. These interim financial statements should be read in conjunction with our consolidated financial statements for the year ended December 31, 2011, which are included in our 2011 annual report.

3.                  Change in functional and presentation currencies to the US dollar

Prior to June 1, 2012, Inmet’s functional and presentation currencies were the Canadian dollar. The decision to proceed with full scale development of Cobre Panama has significantly increased Inmet’s exposure to the US dollar considering:

•            Inmet’s share of the development costs for the project, the vast majority of which are denominated in US dollars; and

•            our issuance of US $1.5 billion of senior unsecured notes

Consequently, effective June 1, 2012, the US dollar was adopted as Inmet’s functional currency. IFRS requires a change in functional currency to be accounted for prospectively. We therefore translated Inmet’s May 31, 2012 financial statement items from Canadian dollars to US dollars using the May 31, 2012 exchange rate US $0.97 per Canadian dollar (Transition Rate). The resulting translated amounts for non-monetary items are treated as their historical cost. Our operating entities continue to measure the items in their financial statements using their functional currencies; Çayeli and Cobre Panama use the US dollar, and Pyhäsalmi and Las Cruces use the euro.

Following the change in Inmet’s functional currency, we elected to change our presentation currency from Canadian dollars to US dollars as we believe that changing the presentation currency to US dollars will provide shareholders with a more accurate reflection of our underlying financial performance and position. We therefore began to report our consolidated financial statements in US dollars with our June 30, 2012 interim financial statements. The change in presentation currency represents a voluntary change in accounting policy. We have restated all comparative financial statements from previously reported Canadian dollar amounts to US dollars using the Transition Rate.

4.                  Cash and short-term investments

	June 30, 2012	December 31, 2011	December 31, 2010
Cash and cash equivalents:
Liquidity funds	$2,505,158	$375,523	$188,415
Term deposits	8,626	6,548	51,306
Overnight deposits	99,414	70,389	4,182
Bankers acceptances	—	891	—
Money market funds	33,910	126,336	38,774
Corporate	—	11,593	—
Bank deposits	85,955	31,722	26,304
Provincial short-term notes	—	166,996	—
	2,733,063	789,998	308,981

Short-term investments:
Corporate	—	48,588	—
Term deposits	—	—	7,064
Provincial short term notes	—	187,191	—
Bankers acceptances	—	22,680	—
	—	258,459	7,064
Total cash and short-term instruments	$2,733,063	$1,048,457	$316,045

5.                  Restricted cash

	June 30, 2012	December 31, 2011	December 31, 2010

Collateralized cash for letter of credit facility — Inmet Mining	$19,312	$16,306	$16,368
Collateralized cash for letters of credit — Las Cruces	54,263	52,451	50,480
Collateralized cash for Pyhäsalmi reclamation	1,550	1,565	1,580
	75,125	70,322	68,428
Less current portion:
Collateralized cash for letters of credit — Las Cruces	(920)	(784)	(597)
	$74,205	$69,538	$67,831

6.                  Long-term debt

	June 30, 2012	December 31, 2011	December 31, 2010
Senior unsecured notes(a):
Principal	$1,500,000	$—	$—
Transaction costs	(54,085)	—	—
Cumulative accretion of transaction costs	581	—	—
	1,446,496	—	—
Promissory note	16,772	16,581	16,091
Total long-term debt	$1,463,268	$16,581	$16,091

(a) On May 18, 2012, we issued $1,500 million aggregate principal amount of 8.75 percent senior unsecured notes (Notes) due 2020. The Notes were priced at 98.584 percent of their face value, yielding proceeds of $1,445 million net of the discount and directly attributable transaction costs. The Notes have been designated as Other liabilities and accounted for initially at fair value and subsequently at amortized cost using the effective interest rate method with a yield to maturity of 9.4 percent. Interest is payable on the notes semi-annually on December 1 and June 1 of each year. As the proceeds will be used to fund the development of Cobre Panama, interest costs will be capitalized to project assets during the construction period of this project.

These notes are unconditionally guaranteed on a senior unsecured basis by certain Inmet subsidiaries. The notes contain certain customary covenants and restrictions for a financing instrument of this type.

We may redeem, prior to June 1, 2015, up to 35 percent of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 108.75 percent of the principal amount plus accrued interest. Prior to June 1, 2016, we may redeem the Notes in whole or in part at 100 percent of their principal amount, plus accrued interest, plus an amount equal to the greater of 1.0 percent of the principal amount of the note to be redeemed and the excess, if any, of the present value of the June 1, 2016 redemption price plus required interest payments through June 1, 2016 over the principal amount of the note. We may redeem the Notes at any time on or after June 1, 2016 at the redemption prices and periods set forth below, plus accrued and unpaid interest:

June 1, 2016	104.375 percent
June 1, 2017	102.188 percent
June 1, 2018 and thereafter	100.000 percent

7.                  Stock-based compensation

During 2012, the following issuances were made under our equity-based compensation plans:

Stock option plan

On February 22, 2012, a grant of 83,084 options was made to senior management, with an exercise price of Cdn $64.17, graded vesting and an expiry date of February 21, 2019. We calculated the compensation expense for these options using the Black Scholes valuation model and assuming the following weighted average parameters, resulting in a weighted average fair value per option of Cdn $29.23 per option: 5 year expected life, 50 percent expected volatility, expected dividend rate of 0.3 percent annually and a risk free interest rate of 1.5 percent.

Performance share unit (PSU) plan

On February 21, 2012, the Board granted 36,580 PSUs to senior executives based on a 5 day Volume Weighted Average Price prior to the grant date of Cdn $64.17 and a 3 year vesting period from January 1, 2012 to December 31, 2014.

We used a Monte Carlo simulation model to calculate the compensation expense for the PSUs assuming no forfeitures, 3 year historical average volatilities and a 3-year risk free interest rate of 1.0%, resulting in a June 30, 2012 fair value per PSU of Cdn $41.73.

We recognized the following share-based compensation expense in general and administration relating to all outstanding equity-based awards:

	three months ended June 30		six months ended June 30
	2012	2011	2012	2011

Stock option plan	$1,252	$922	$2,941	$922
Performance share unit plan	(182)	183	63	183
Long-term incentive plan (LTIP) 0	6,759	—	6,759	735
Deferred share unit plan	255	217	471	556
Share award plan	48	147	95	292
	$8,132	$1,469	10,329	$2,688

(a) As a result of the decision to proceed with full construction of Cobre Panama, we recognized a stock based compensation expense of $ 7 million this quarter on the LTIP units issued in previous years that relate to the project. This expense represents the cumulative impact from the units’ grant dates to June 30, 2012 on a 100 percent award basis as no value was attributed to these units prior to a positive construction decision for Cobre Panama.

8.                  Accumulated other comprehensive loss

Accumulated other comprehensive loss includes:

	June 30, 2012	December 31, 2011	December 31, 2010

Unrealized losses on gold forward contract sales	$—	$—	$(5,481)
Unrealized losses on investments (net of tax of $95) (December 31, 2011 - $94, December 31, 2010 - $76)	(939)	(534)	(438)
Currency translation adjustment	(145,960)	(159,010)	(173,408)
Accumulated other comprehensive income loss	$(146,899)	$(159,544)	$(179,327)

Currency translation adjustments

The table below is breakdown of our currency translation adjustments.

	June 30, 2012	December 31, 2011	December 31, 2010

Pyhäsalmi (euro functional currency)	$(29,612)	$(27,378)	$(23,580)
Las Cruces (euro functional currency)	(112,711)	(103,071)	(90,456)
Çayeli (US dollar functional currency)	(12,344)	(15,068)	(20,243)
Cobre Panama (US dollar functional currency)	8,707	(13,493)	(28,757)
Ok Tedi (US dollar functional currency)	—	—	(10,372)
	$(145,960)	$(159,010)	$(173,408)

9.                  Sale of 20 percent interest in Cobre Panama

On April 25, 2012, Korea Panama Mining Corporation (KPMC) completed its acquisition of a 20 percent interest in Minera Panama, owner and developer of Cobre Panama. KPMC acquired its interest for $161 million in cash, representing, together with US $30 million it already paid, its 20 percent share of development costs to that date. As we continued to control Minera Panama after the closing of this transaction, it is treated as a capital transaction with the $8 million difference between 20 percent of our book value of Cobre Panama and the consideration received recognized in retained earnings.

10.           Investment and other income

	three months ended June 30		six months ended June 30
	2012	2011	2012	2011

Interest income	$3,931	$4,071	$8,183	$6,755
Dividend and royalty income	976	452	1,460	1,033
Foreign exchange gain (loss)	40,315	(259)	28,244	(10,740)
Other	(119)	317	953	1,943
	$45,103	$4,581	$38,840	$(1,009)

Foreign exchange loss is a result of:

	three months ended June 30		six months ended June 30
	2012	2011	2012	2011

Translation of US dollar cash held in euro based entities	$14,791	$—	$10,399	$—
Translation of US dollar cash held by Corporate prior to June 2012	27,457	48	27,338	$(7,927)
Translation of US dollar senior unsecured notes prior to June 2012	(16,884)	—	(16,884)	—
Translation of US dollar held-to-maturity investments prior to June 2012	9,262	—	4,330	(2,760)
Translation of Cdn dollar cash held by Corporate subsequent to May 2012	977	(1,354)	977	—
Translation of Cdn dollar held-to-maturity investments subsequent to May 2012	3,042	—	3,042	—
Translation of other monetary assets and liabilities	1,670	1,047	(958)	(53)

	$40,315	$(259)	$28,244	$(10,740)

11.           Finance costs

	three months ended June 30		six months ended June 30
	2012	2011	2012	2011

Interest on note payable	$263	$284	$528	$554
Accretion on note payable	174	167	342	322
Accretion on provisions and capital lease obligations	1,942	1,859	4,105	3,691
	$2,379	$2,310	$4,975	$4,567

12.           Income tax

For the three months ended June 30, 2012:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Current income taxes	$586	$9,948	$—	$5,805	$16,339
Deferred income taxes	—	(2,060)	17,238	(73)	15,105
Income tax expense	$586	$7,888	$17,238	$5,732	$31,444

For the three months ended June 30, 2011:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Current income taxes	$316	$11,030	$462	$6,475	$18,283
Deferred income taxes	(29)	526	1,898	(90)	2,305
Income tax expense	$287	$11,556	$2,360	$6,385	$20,588

For the six months ended June 30, 2012:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Current income taxes	$728	$18,597	$—	$11,073	$30,398
Deferred income taxes	(6)	(1,229)	28,451	(158)	27,058
Income tax expense	$722	$17,368	$28,451	$10,915	$57,456

For the six months ended June 30, 2011:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Current income taxes	$556	$21,283	$462	$14,155	$36,456
Deferred income taxes	(72)	1,559	9,156	(215)	10,428
Income tax expense	$484	$22,842	$9,618	$13,940	$46,884

13.           Net income per share

	three months ended June30		six months ended June 30
(thousands)	2012	2011	2012	2011
Income from continuing operations available to common shareholders	$94,458	$54,268	$187,539	$111,783
Income from discontinued operations available to common shareholders	—	—	—	80,786
Net income available to common shareholders	$94,458	$54,268	$187,539	$192,569

	three months ended June 30		six months ended June 30
(thousands)	2012	2011	2012	2011
Weighted average common shares outstanding	69,366	65,393	69,358	63,483
Plus incremental shares from assumed conversions:
Deferred share units	98	117	98	117
Long term incentive plan units	312	22	312	37
Stock options	—	1	—	—
Diluted weighted average common shares outstanding	69,776	65,533	69,768	63,637

The table below shows our earnings per common share for the three months ended June 30.

	three months ended June 30
	2012		2011
(US dollars per share)	Basic	Diluted	Basic	Diluted
Net income from continuing operations per share	$1.36	$1.35	$0.83	$0.83
Income from discontinued operations per share	—	—	—	—
Net income per share	$1.36	$1.35	$0.83	$0.83

The table below shows our earnings per common share for the six months ended June 30.

	six months ended June 30
	2012		2011
(US dollars per share)	Basic	Diluted	Basic	Diluted

Net income from continuing operations per share	$2.70	$2.69	$1.76	$1.75
Income from discontinued operations per share	—	—	1.27	1.27
Net income per share	$2.70	$2.69	$3.03	$3.02

14.           Statements of cash flows

The tables below show the components of our net change in non-cash working capital by segment.

For the three months ended June 30, 2012:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Accounts receivable	$(1,914)	$19,563	$(4,464)	$3,139	$16,324
Inventories	—	(2,335)	(2,536)	21	(4,850)
Accounts payable and accrued liabilities	4,485	(2,023)	6,647	2,681	11,790
Taxes payable	1,078	(3,453)	(75)	(1,843)	(4,293)
Other	2	(82)	—	(2)	(82)
	$3,651	$11,670	$(428)	$3,996	$18,889

For the three months ended June 30, 2011:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Accounts receivable	$(364)	$13,127	$(1,970)	$12,281	$23,074
Inventories	—	(1,544)	(2,702)	(2,813)	(7,059)
Accounts payable and accrued liabilities	(936)	(1,485)	3,785	671	2,035
Taxes payable	(571)	(2,067)	462	(6,472)	(8,648)
Other	(24)	81	—	—	57
	$(1,895)	$8,112	$(425)	$3,667	$9,459

For the six months ended June 30, 2012:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Accounts receivable	$(811)	$(14,979)	$1,296	$6,641	$(7,853)
Inventories	—	1,987	(4,479)	1,245	(1,247)
Accounts payable and accrued liabilities	(55)	(8,726)	9,013	2,327	2,559
Taxes payable	1,742	(1,744)	(75)	(2,558)	(2,635)
Other	(283)	(84)	—	(2)	(369)
	$593	$(23,546)	$5,755	$7,653	$(9,545)

For the six months ended June 30, 2011:

	Corporate and other	Çayeli (Turkey)	Las Cruces (Spain)	Pyhäsalmi (Finland)	Total

Accounts receivable	$(1,099)	$20,473	$(7,049)	$21,069	$33,394
Inventories	—	(856)	3,079	(2,877)	(654)
Accounts payable and accrued liabilities	(3,036)	(699)	8,336	(1,653)	2,948
Taxes payable	(1,929)	(3,994)	462	(1,632)	(7,093)
Other	(518)	78	—	—	(440)
	$(6,582)	$15,002	$4,828	$14,907	$28,155

15.           Capital commitments

As at June 30, 2012, Cobre Panama had committed $1,226 million on a 100 percent basis for the design and supply of the coal-fired power plant, two SAG mills, four ball mills and the related gearless drives, engineering, and other construction activities.